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                    BUILDING MATERIALS CORPORATION OF AMERICA
                                 1361 Alps Road
                             Wayne, New Jersey 07470

                                ISP HOLDINGS INC.
                        c/o ISP Management Company, Inc.
                                 1361 Alps Road
                             Wayne, New Jersey 07470

                                                                    July 8, 1998

Mr. Sunil Kumar
301 Westgate Road

Ridgewood, New Jersey  07450

Dear Mr. Kumar:

         1.       Termination of ISP Holdings Inc. Agreements
         Reference is made to that certain (i) Agreement from ISP Holdings Inc. ("ISPH") to you dated January 1, 1997 (the "ISPH Option Agreement") with respect to ISPH's grant to you of an option to purchase shares of ISPH's Series A Cumulative Redeemable Convertible Preferred Stock and (ii) Agreement from ISPH to you dated January 1, 1997 (the "ISPH SAR Agreement" and together with the ISPH Option Agreement, the "ISPH Agreements") with respect to ISPH's grant to you of the right to receive an amount in cash based upon the appreciation in value in certain shares of common stock of ISPH. In connection with the consummation of the merger (the "Merger") of International Specialty Products Inc. ("ISP") with and into ISPH (which will be the surviving corporation of the Merger and is hereinafter referred to as the "Surviving Corporation") pursuant to that certain Agreement and Plan of Merger, dated as of March 30, 1998, between ISP and ISPH, the ISPH Agreements will be terminated as of the effective date of the Merger (the "Effective Date") and, in consideration therefor, you will receive the cash payment referred to below in Section 2 on the terms and conditions specified herein. In consideration for these cash payments, ISPH and you agree that the ISPH Agreements will be terminated as of the Effective Date in all respects and neither you nor ISPH shall have any rights or obligations thereunder.

         2. Cash Payments (a) Subject to the consummation of the Merger, as of the Effective Date, you will be entitled

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to receive from ISPH cash payments in an aggregate amount equal to $5,073,212
(the "Cash Payment"), as and when provided on Schedule A hereto; provided, however, that you shall only be entitled to receive such scheduled payments if you are employed by Building Materials Corporation of America ("BMCA") or any of its affiliates at the date of each such scheduled payment. Notwithstanding the foregoing and subject to Section 2(b) below, if your employment is terminated by BMCA or any of its affiliates (i) without Cause (as defined below) and you are not offered employment with an affiliate of BMCA on substantially the same terms as you were employed prior to such termination or (ii) as a result of your Disability (as defined below) or death, you (or after your death, your legal representative) will be entitled to receive from ISPH, in lieu of any other cash payments, an amount of cash equal to (x) the cumulative amount of cash you would have received as of the date of such termination had you received cash in accordance with the vesting schedule on Schedule B minus (y) the cumulative amount of cash that you had received as of the date of such termination, in accordance with Schedule A.

         (b) If a Change of Control (as defined below) of BMCA shall occur and at any time following such Change of Control, BMCA (or any successor thereto) terminates without Cause your employment, your employment is terminated as a result of your death or Disability (as defined in ISP's 1991 Incentive Plan for Key Employees and Directors, as amended (the "Plan")) or you terminate your employment for Good Reason (as defined in the Plan), the Cash Payment (less any portion thereof previously paid to you pursuant to this Agreement prior to the acceleration provided in this paragraph (b)) shall become immediately due and payable to you by BMCA (or its successor). You hereby acknowledge your receipt of the Plan.

         (c) The following terms shall have the meanings assigned below:

                  (i) "Cause" shall mean (a) the commission of a felony, the commission of a misdemeanor involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to your employer or any affiliate thereof, (b) substantial and repeated failure by you to perform your duties, (c) gross negligence or willful misconduct with respect to your employer or any affiliate thereof or
         (d) a material breach of any of the terms or provisions of

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         any employment agreement to which you may be a party; provided, however, that if at the time of termination of your employment you are a party to an employment agreement with an entity controlled by or under common control with Samuel J. Heyman that contains a definition of "Cause" that is inconsistent with the provisions hereof, the definition contained in that employment agreement shall govern for purposes of this Agreement;

                  (ii) A "Change of Control" shall be deemed to have occurred if the Heyman Group ceases to have, in the aggregate, directly or indirectly, at least 20% of the voting power of BMCA. The "Heyman Group" shall mean (i) Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the voting stock is owned by Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the voting stock is owned by Samuel J. Heyman, his heirs, administrators or executors and (ii) any entity controlled directly or indirectly, by Samuel J. Heyman or his heirs, administrators or executors.

         3.       Grant of BMCA Common Stock

                  (a) Subject to the terms and conditions of this Agreement, BMCA will issue to you on the Effective Date of the Merger (i) 15,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of BMCA and (ii) 15,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), of BMCA. Subject to the terms of this Agreement, all of the Common Stock granted to you pursuant to this Section 3 shall be immediately vested. The Common Stock granted to you pursuant to this Agreement will not have the right to participate in cash dividends paid on such Common Stock and you hereby agree to waive any such right to receive such dividends.

         (b) The Book Value (as defined below) of each share of Common Stock shall equal the book value as of January 1, 1998 determined in accordance with generally accepted accounting principles ("GAAP"). All changes in book value of Common Stock after January 1, 1998 shall be calculated as described in the next paragraph:

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         "Book Value" shall mean (i) Book Value of BMCA determined in accordance with GAAP as of January 1, 1998, (which you and BMCA agree is $82,999,000 at such date) plus the sum of (i) the cumulative consolidated net income or loss of BMCA for the period January 1, 1998 through the date of determination and (ii) the cumulative operating income (or loss), net of an amount equal to imputed income taxes on such operating income calculated at the same tax rate as is accrued as an expense by BMCA in its income statement for the applicable period, of GAF Fiberglass Corporation ("GAF Fiberglass") for the period January 1, 1998 through the date of determination, and excluding, to the extent occurring after December 31, 1997, (1) nonrecurring non-operating losses and nonrecurring non-operating gains, including any further charge relating to asbestos-related liabilities, (2) net gains or losses in respect of dispositions of assets by BMCA or any subsidiary other than in the ordinary course of business, (3) any dividends or distributions paid to the holders of BMCA's capital stock, (4) any capital contributions made to BMCA by its stockholders, (5) any amounts received by BMCA for shares of its capital stock (including from the exercise of options or warrants to purchase capital stock or from the conversion into capital stock of convertible debt or convertible preferred stock) and (6) any charges relating to amortization of goodwill and other intangibles arising from the management buy-out of GAF Corporation in March 1989. The Book Value per share of Common Stock shall equal the Book Value divided by 1,030,010. There shall be deducted from Book Value an amount equal to a 15% per annum charge on the aggregate capital contributions made to BMCA by its stockholders during the period commencing January 1, 1998 and ending with the date of determination (the "Period"), amounts received by BMCA during the Period for shares of its capital stock and, to the extent not actually charged to BMCA, on the outstanding principal amount of loans and other advances made to BMCA by affiliates (excluding subsidiaries of BMCA) during the Period. There shall be added to Book Value a 15% per annum credit on the aggregate dividends or distributions made by BMCA to its stockholders during the Period and, to the extent not actually charged to the borrower, on the outstanding principal amount of loans and other advances made by BMCA to affiliates (excluding subsidiaries of BMCA) during the Period. Any adjustments to Book Value (including the 15% charge and credit referred to in the preceding two sentences) shall include the tax effects, if any, associated therewith. If the shares of Common Stock are converted into or exchanged for other securities or property pursuant to a

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recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction, or if GAF Fiberglass becomes a direct or indirect subsidiary of BMCA, or if BMCA directly or indirectly acquires the Nashville, Tennessee manufacturing facility of GAF Fiberglass, or if a sale of all or substantially all of the Common Stock of BMCA shall occur or be pending, Book Value, and the terms hereof shall be modified by the Board of Directors of BMCA in such manner as is reasonable under the circumstances. Moreover, in the event affiliates of BMCA, other than a subsidiary of BMCA, purchase a building products business, the formula for determining Book Value of BMCA shall be adjusted, as the Board of Directors determines reasonably appropriate, to ensure that you are treated the same as if such business were acquired by BMCA. All determinations by the Board of Directors hereunder shall be made in good faith and shall be binding and conclusive.

         4. Transfer of Securities. (a) You agree that you will not, prior to July 15, 2005 directly or indirectly, sell, pledge, give, bequeath, transfer, assign or in any other way whatsoever encumber or dispose of (hereinafter collectively called "transfer") any Common Stock or any interest in any Common Stock, or any stock certificate representing or any voting trust certificate issued with respect to, any Common Stock, except as provided in herein or as may be specifically authorized by the Board of Directors of BMCA; provided, however, that, subject to Section 11 herein, the restrictions imposed by this Section 4 shall cease and terminate on any date (the "Public Offering Date") on which BMCA or its parent first effects a registration of any of its equity securities (other than pursuant to an employee benefit plan) under the Securities Act of 1933, as amended (the "Act"). The period from the date hereof and ending on the earlier of July 15, 2005 or the Public Offering Date is sometimes hereinafter referred to as the "Restricted Period."

                  (b) If, after July 15, 2005, but prior to the Public Offering Date you desire to sell any of your Common Stock, you must first offer to sell to BMCA such Common Stock at Book Value thereof determined as of the end of the calendar quarter immediately preceding the date on which the offer is made. You must notify BMCA in writing of the amount and class of Common Stock you wish to sell (the "Sale Notice"). Upon receipt of the Sale Notice, BMCA shall have the option, exercisable for 30 days after BMCA receives the Sale Notice (the "Option Period"), to purchase all (but not

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less than all) of the Common Stock specified in the Sale Notice. The option may be exercised by giving notice to you within the Option Period. If BMCA elects to purchase the Common Stock you have offered prior to the end of the Option Period, it shall be obligated to purchase, and you will be obligated to sell, such Common Stock at the price and on the terms described above, and the closing shall be held within 60 days after the expiration of the Option Period (or if such day is not a business day, on the next succeeding business day) at the principal executive offices of BMCA. If BMCA does not elect to purchase the Common Stock you have offered, and if otherwise permitted under this Agreement, you may, at any time thereafter within a period of 120 days after the expiration of the Option Period, transfer such Common Stock to any third party; provided, however, that in the event you have not so transferred the Common Stock within the 120 day period, then any transfer of such Common Stock shall thereafter again be subject to all of the restrictions contained in this Section 4.

                  (c) Notwithstanding anything to the contrary contained herein, you agree that you will not transfer any Common Stock except in compliance with the Act.

                  (d) BMCA agrees that it will not transfer on its books any certificate for Common Stock in violation of the provisions of this Agreement.

         5. Put and Call Rights. (a) In the event you leave the employ of BMCA or its subsidiaries for any reason, whether as a result of your termination for Cause, death, Disability or otherwise (any such date of leaving, the "Termination Date"), you may, at your option, by delivering written notice to BMCA within 30 days after the Termination Date, elect to sell, and upon the giving of the notice BMCA shall be obligated to purchase, all, but not less than all, of the Common Stock owned by you at the time of the Termination Date at the Book Value determined as of the last day of the calendar quarter in which the Termination Date occurs.

                  (b) BMCA may, at its option, exercisable by a written notice delivered to you within 30 days after the Termination Date, elect to purchase, and upon the giving of the notice BMCA shall be obligated to purchase, and you shall be obligated to sell, all, but not less than all, of the Common Stock owned by you at the time of the Termination

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Date at the Book Value determined as of the last day of the calendar quarter in which the Termination Date occurs.

                  (c) For each calendar year commencing in 1999, you may, at your option, exercisable by delivering to BMCA a written notice prior to March 31 of such year, elect to sell, and upon the giving of the notice BMCA shall be obligated to purchase, any amount of shares of Common Stock owned by you at the time of delivering such notice, at the Book Value thereof determined as of the last day of the immediately preceding calendar year.

                   (d) In the event your right to receive the Cash Payment becomes immediately due and payable on the terms set forth in Section 2(b) above, you may, at your option, by delivering written notice to BMCA within 30 days after the date such payment becomes due and payable, elect to sell, and upon the giving of the notice BMCA shall be obligated to purchase, all, but not less than all, of the Common Stock owned by you at the time the Cash Payment becomes due and payable, at the Book Value determined as of the last day of the calendar quarter in which the Termination Date occurs.

                  (e) The closing for all purchases of Common Stock pursuant to Sections 5(a) through (d) above shall be held at the principal executive offices of BMCA within one year after the event giving rise to BMCA's obligation or election to purchase the Common Stock.

                  (f) In the event a transaction (the "Transaction") is announced publicly prior to January 1, 2000 that, if consummated, would result in a Change of Control (as defined in the Plan) of ISPH, you shall have the right (the "Put Right") for 30 days following such Change of Control, exercisable by delivering written notice thereof to BMCA or its successor, to elect to sell all, but not less than all, of the Common Stock owned by you on such date to BMCA (or its successor), at an amount equal to 546,501 times the difference between the Market Value (as defined below) of ISPH at the time of such Change of Control and $16.125 (the "Change of Control Cash Amount"). For purposes of this clause (f), "Market Value" shall mean, (i) in the event only cash is paid to the stockholders of ISPH in the Transaction, such per share cash consideration, (ii) in the event cash and/or publicly traded securities are paid to the stockholders of ISPH in such Transaction, the sum of the average closing price of such securities during the first 15 trading days immediately following the date of the

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Transaction and the per share cash consideration, if any, paid to such stockholders, (iii) in the event any other property is paid to such stockholders in such Transaction, the fair market value thereof as determined by the Board of Directors of BMCA (or its successor) in good faith and (iv) in the event no cash or other property is paid to such stockholders in such Transaction, the average closing price of the ISPH common stock during the 15 trading days immediately following the date of the Transaction.

                  (g) In the event that you elect to exercise the Put Right, you will be entitled to receive the Change of Control Cash Amount as and when provided on Schedule C; provided, however, that you shall only be entitled to receive such Change of Control Cash amount if you are employed by BMCA or any of its affiliates at the date of each such scheduled payment. Notwithstanding the foregoing, if following a Change of Control of ISPH you terminate your employment with BMCA for Good Reason (as defined in the Plan), or your employment is terminated by BMCA without Cause, or is terminated as a result of your death or Disability, the Change of Control Cash Amount (less any portion thereof previously paid to you pursuant to this Agreement prior to the acceleration provided in this paragraph (g)) shall become immediately due and payable to you by ISPH (or its successor).

                  (h) Notwithstanding the foregoing provisions of this Section 5, the put and call rights described in this Section 5 shall terminate at such date as BMCA or its parent sells common stock in a public offering pursuant to a registration statement under the Act (other than a registration statement filed with respect to employee benefit plans).

                  6. Closings and Terms of Payment.

                  (a) The closing (each, a "Closing") for all purchases of Common Stock hereunder shall be held at the principal executive offices of BMCA. The purchase price to be paid by BMCA for shares of Common Stock purchased hereunder shall be paid in full by BMCA in cash or by certified or official bank check at the Closing.

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                  (b) You shall cause the Common Stock sold pursuant to this
Agreement to be delivered to BMCA at the Closing free and clear of all liens, charges and encumbrances of any kind. In addition, you shall take all such actions as BMCA shall request as necessary to vest in BMCA at the Closing good and marketable title to the Common Stock, free and clear of all liens, charges and encumbrances.

                  (c) In the event a purchase of Common Stock pursuant to this Agreement shall be prohibited or would cause a default under the terms of any institutional credit agreement, indenture or other like instrument with respect to the borrowing of money, in each case as the same may be amended from time to time, the rights and obligations of you and BMCA pursuant hereto shall be suspended until the prohibition lapses or is waived and no default would be caused. Upon the lapse or waiver of the restrictions, the price to be paid by BMCA for your Common Stock shall be determined as of the last day of the calendar quarter in which such restrictions are waived or lapsed.

                  7. Registration Rights. (a) You shall not be entitled to participate in any manner with respect to the first registration of BMCA's common stock under the Act if all of the securities to be sold in such registration are offered solely by BMCA or its parent. If a stockholder of BMCA, other than its parent, proposes to register under the Act any of such holder's common stock or if BMCA at any time after its initial registration proposes to register any shares of its common stock under the Act, in each case other than in connection with a registration filed with respect to employee benefit plans (each a "Registration"), you may participate in the Registration as provided in this Section 7. If the Registration relates to any common stock of BMCA, whether or not for sale on its own account, on a form and in a manner which would permit the sale of your Class B Common Stock to the public under the Act, BMCA shall include any of your Class B Common Stock in the Registration subject to the provisions described in this Section 7.

                  (b) BMCA shall give written notice of any proposed registration of its common stock to you and all subsequent holders of such Class B Common Stock who acquired them directly or indirectly from you in a transaction permitted by the terms of this Agreement at least thirty (30) days prior to the filing of the registration statement in connection with the Registration. Each such holder of

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the shares of Class B Common Stock (a "Holder") shall have the right to request that all or any part of such Holder's shares of Class B Common Stock be included in the registration by giving written notice to BMCA within fifteen (15) days after the giving of the notice by BMCA (any Holder giving BMCA a notice requesting that shares of Class B Common Stock owned by such Holder be included in a proposed registration shall be hereinafter referred to as a "Registering Holder").

                  (c) Limitations on Underwritten Offerings. If a Registration is in connection with an underwritten offering on behalf of BMCA, and the managing underwriters of such offering determine that the inclusion of some or all of the shares proposed to be included in the registration statement by Registering Holders would interfere with the underwritten public offering, the number of shares of Class B Common Stock (in the case of an underwritten offering of BMCA's common stock) included shall be reduced in the proportion requested by the underwriters and BMCA shall include in the registration, first, the shares that BMCA or its parent proposes to sell and second, any other shares requested to be included in the registration, including the shares of the Registering Holders that, in the opinion of the managing underwriters, would not interfere with the offering. In the event that all shares of participating Registering Holders will not be included in the offering, the number of shares of each Registering Holder to be included in the offering shall be pro rata based on the number of shares owned by such Holder. Shares of Class B Common Stock proposed to be registered and sold for the account of any Registering Holder under this Section 7 shall be sold to prospective underwriters selected or approved by BMCA and on the terms and subject to the conditions of one or more underwriting agreements negotiated between BMCA and the prospective underwriters. BMCA may withdraw any registration statement described in this
Section 7 at any time before it becomes effective, or postpone any offering of securities, without obligation or liability to any Registering Holder.

                  (d) Registration Procedures. In connection with any registration of shares of Class B Common Stock under the Act pursuant to this Agreement, BMCA will furnish each Registering Holder with a copy of the registration statement and all amendments to it and will supply each Registering Holder with copies of any prospectus included in the registration statement (including a preliminary prospectus and all amendments and supplements to it), in quantities

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that are reasonably necessary for the purposes of the proposed sale or distribution covered by the registration. BMCA shall not, however, be required to maintain the registration statement and to supply copies of a prospectus for a period beyond 90 days after the effective date of the registration statement and, at the end of that period, BMCA may deregister any shares of Class B Common Stock covered by the registration statement and not then sold or distributed. In connection with any registration of shares of Class B Common Stock, BMCA will, at the request of the managing underwriters with respect to it, use its best efforts to qualify the registered shares for sale under the securities or "blue sky" laws of those states in which it is reasonably required to permit the distribution of the registered shares, provided that BMCA shall not be required to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.

                  (e) Limitations on Public Sale. Notwithstanding any other provision of this Section 7, you agree that you will not (and it shall be a condition to the rights of each Registering Holder under this Section 7 that the Registering Holder does not) offer for public sale any securities of BMCA or its parent during the 14 days prior to, and the 90 days after, the effective date of any registration statement in connection with an underwritten public offering, unless such securities are covered by that registration statement or a separate effective registration statement.

                  (f) Fees and Expenses. Except as otherwise required by state securities or "blue sky" laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by BMCA in connection with carrying out its obligations under this Section 7 shall be borne by BMCA; provided, however, that each Registering Holder shall pay (i) all costs and expenses of counsel for such Holder, (ii) all underwriting discounts, commissions and expenses and all transfer taxes with respect to the shares sold by such Holder, and (iii) all other expenses incurred by him which are incidental to the sale and delivery of the shares to be sold by such Holder.

                  (g) Conditions. It shall be a condition to each Registering Holder's rights to register Class B Common Stock that:

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                           (i) the Registering Holder cooperate with BMCA by
                  supplying information and executing appropriate documents relating to him or his securities in connection with the registration;

                           (ii) the Registering Holder take all actions relating
                  to the conduct of a proposed offering of Class B Common Stock which BMCA or the underwriters may reasonably request as being necessary to insure compliance with federal or state securities laws or the rules or other requirements of The National Association of Securities Dealers, Inc., or otherwise to effectuate the offering; and

                           (iii) the Registering Holder shall execute and
                  deliver an agreement to indemnify and hold harmless BMCA, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Act), and each person, if any, who controls BMCA or such underwriter, within the meaning of the Act, against those losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which BMCA or any such director, officer, underwriter or controlling person may become subject under the Act or otherwise, the indemnification agreement to be in the form that is customary for registrations of the type then proposed and, in any event, equivalent in scope to indemnities given by BMCA in connection with the registration; provided, however, that the liability of any Registering Holder pursuant to any indemnification agreement shall only be with respect to information furnished by such Registering Holder in connection with the registration and shall be limited to the offering price of the securities being offered by the Registering Holder in the registration.

                  8. Tag-Along Rights. (a) At least ten days prior to the consummation of any sale or transfer by any member of the Heyman Group of shares of Common Stock to any unrelated third party during the Restricted Period, those

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members of the Heyman Group (the "Selling Member") shall deliver to you a written notice (a "Tag-Along Notice"), which shall fully disclose the identity of the prospective transferee and the terms and conditions of the proposed sale. No member of the Heyman Group will consummate any such sale until ten days after the Tag-Along Notice has been mailed to you. You may elect to participate in the contemplated sale with respect to your Class B Common Stock by delivering written notice to the Selling Member within seven days of receipt of such Tag-Along Notice. If you elect to sell in the contemplated sale, you will be entitled to sell in the contemplated sale, at the same price and on the same terms applicable to the Selling Member, in amounts bearing the same proportion to your holdings of Class B Common Stock as the amounts to be so transferred by the Selling Member bear to the Heyman Group's aggregate holdings of Common Stock. This Section shall apply to any sales or transfers of Common Stock, whether or not made pursuant to an effective registration statement in accordance with the Act.

                  (b) The Heyman Group will not sell any shares of Common Stock unless the purchaser of such stock agrees to purchase all of your Class B Common Stock which you have elected, and are permitted, to sell pursuant to clause (a) above.

                  9. Preemptive Rights, etc. You shall have the right to participate in any equity offering made to affiliates of BMCA, based on the pro rata percentage of Common Stock outstanding represented by your Class B Common Stock, such participation to be on the same terms and condition as such affiliates purchase such equity, except that in such offering you shall only be entitled to purchase Class B Common Stock.

                  10.      Initial Public Offering

                  If BMCA or its parent sells common stock in a public offering (the "IPO") pursuant to a registration statement under the Act (other than a registration statement filed with respect to employee benefit plans), then the following shall occur:

         (a) With respect to the Class A Common Stock held by you at the time of the IPO, you shall sell to BMCA or such other entity determined by BMCA, and BMCA or such other entity shall purchase from you, all

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                  of these shares for an amount in cash equal to the Book Value per share (without taking into consideration any gain from the IPO) of Class A Common Stock as of the last day of the fiscal quarter immediately preceding the date of the IPO;

         (b) With respect to the Class B Common Stock held by you at the time of the IPO, the terms of the Class B Common Stock shall be amended, if necessary, to have the same rights as the holders of the shares of common stock being sold in the IPO, with the total number of shares owned by you being adjusted for any recapitalization, reorganization or similar transaction occurring in connection with the IPO;

         (c) With respect to the Class B Common Stock held by you at the time of the IPO, the terms of the Class B Common Stock shall be further amended, if necessary, if in connection with an IPO, a recapitalization reorganization or similar transaction of BMCA (or its parent's stockholders, if the parent's shares are sold in the IPO) occurs such that dividends are paid to BMCA (or its parent, as per the case may be) stockholders prior to, and in connection with, the IPO. The adjustments referred to in the foregoing sentence shall be those which are necessary, in the reasonable judgment of the Board of Directors of BMCA, to ensure that the value of the Class B Common Stock held by you is not adversely affected in any material way as a result of such transaction. Under no circumstances shall BMCA have any liability to you resulting from the pricing of the common stock in the IPO or its performance thereafter;

         (d) For a period of 18 months following the consummation of IPO, you shall not be permitted to sell 50% of the Common Stock that you own as of the date of such consummation (the "Restricted Stock"). The Restricted Stock shall not be subject to forfeiture under any circumstance.

                  In addition, pursuant to the share incentive plan adopted in connection with the IPO, you shall receive a grant of an option to purchase shares of common stock (in the discretion of the Board of

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                  Directors of such entity) in an amount designed, in the
                  reasonable judgment of the Board of Directors of such entity, to provide you with a potential appreciation in value equal to that anticipated to be realized by the Class A Common Stock held by you prior to the IPO. Such option shall have an exercise price equal to the price of Common Stock sold to the public in the IPO and shall vest in accordance with the terms of such incentive plan.

                  11. Legend on Certificates. Each stock certificate issued to represent any shares of the Common Stock (the "Common Shares") shall bear the following (or a substantially equivalent) legend on its face or reverse side:

                  "These securities have not been registered under the Securities Act of 1933, as amended, or under the applicable securities laws of any other jurisdiction. These securities may not be sold unless registered under the Securities Act of 1933, as amended, and any other applicable securities laws, unless an exemption from such registration is available. In addition, the transfer of these securities is subject to restrictions set forth in an Agreement, dated as of _______ __, 1998, and any amendments thereto, a copy of which is available for inspection at the office of the Company."

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear the same legend, unless and to the extent, in the opinion of counsel acceptable to the Company (which counsel may be an employee of the Company or its affiliates), the Common Shares represented thereby are no longer subject to the restrictions referred to in such legend. For purposes of this Agreement, the term "Common Shares" shall mean any securities or property into which the Common Shares may be converted or exchanged pursuant to a recapitalization, stock split, combination, reorganization, merger, exchange or similar transaction occurring after the date hereof.

                  12.      Miscellaneous.

                  (a) This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by BMCA (following the specific approval of such modification or amendment by BMCA's Board of Directors) and you.

                  (b) It is acknowledged that the BMCA will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by you or any other Holder, BMCA shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions of this Agreement.

                  (c) Each party to this Agreement shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                  (d) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  (e) All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the date of its mailing by registered or certified mail, return receipt requested, or when delivered personally, as follows:

                           if to BMCA:

                                    Building Materials Corporation
                                     of America
                                    1361 Alps Road
                                    Wayne, New Jersey  07470

                  or at such other place as BMCA shall have designated by notice as herein provided to you;

                                    if to you, at your address as it appears on
                  the first page hereof, or at such other address as you shall have designated by notice as herein provided to BMCA; and
                                    if to any other Holder, the
                  Holder's last address appearing in stock transfer records.

                  (f) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  (g) Except as otherwise expressly provided in this Agreement, this Agreement, as amended, shall be binding upon and inure to the benefit of BMCA, its successors and assigns, and you and your heirs, personal representatives and assigns; provided, however, that you shall not have the right to assign any of your rights under this Agreement except as expressly provided herein; and provided, further, that nothing contained in this Agreement shall be construed as granting you the right to transfer any of your Common Stock except in accordance with this Agreement.

                  (h) If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained in this Agreement.

                  (i) All determinations by the Board of Directors of BMCA or ISPH (or their successors) hereunder shall be binding and conclusive.

                  (j) The section headings contained herein are for convenience only and are not intended to define or limit the contents of any section.

                  (k) Nothing in this Agreement shall confer on you any right to continue in the employ of the BMCA or any subsidiary or affiliate of BMCA or any successor to any of the, affect the right of BMCA or any such subsidiary, affiliate or successor to terminate your employment at any time, or be deemed a waiver or modification of any provision contained in any agreement between you and BMCA or any such subsidiary, affiliate or successor.

                  (l) This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

                  (m) This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed and enforced in accordance with the internal laws of that state without regard to the principles of conflicts of law.

                  (n) NOTWITHSTANDING ANYTHING HEREIN TO THE
CONTRARY, THIS AGREEMENT WILL BE OF NO FORCE AND EFFECT IF
THE MERGER IS NOT CONSUMMATED.

         If you are in agreement with the foregoing, please sign and return the extra copy of this Agreement, whereupon this Agreement shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            BUILDING MATERIALS CORPORATION
                                              OF AMERICA

                                            By: /s/ Richard A. Weinberg
                                               ---------------------------
                                               Name:   Richard A. Weinberg
                                               Title:  Executive Vice
                                                       President, General
                                                       Counsel and Secretary

                                            ISP HOLDINGS INC.

                                            By: /s/ Richard A. Weinberg
                                               --------------------------
                                               Name:   Richard A. Weinberg
                                               Title:  Executive Vice
                                                       President, General
                                                       Counsel and Secretary

AGREED AND ACCEPTED:

 /s/ Sunil Kumar
--------------------
Sunil Kumar

                                                                      SCHEDULE A

CASH VESTING SCHEDULE

                                          CASH
                                        PAYMENTS
                        PAYMENT            AS        CUMULATIVE      CUMULATIVE
                         DATES          ADJUSTED      PAYMENTS        VESTING
                        -------         --------     ----------      ----------

SAR Payment           16-July-98      $1,428,158     $1,428,158        28.2%

SAR Payment           10-Apr-99*        $598,292     $2,026,450        39.9%

Pref Optn Pmt         11-Jun-99               $0     $2,026,450        39.9%

SAR Payment           12-Feb-2000             $0     $2,026,450        39.9%

Pref Optn Pmt         11-Jun-2000             $0     $2,026,450        39.9%

Pref Optn Pmt         11-Jun-2001       $761,691     $2,788,141        55.0%

Pref Optn Pmt         11-Jun-2002       $761,691     $3,549,832        70.0%

Pref Optn Pmt         11-Jun-2003       $761,691     $4,311,523        85.0%

Pref Optn Pmt         11-Dec-2003       $761,689     $5,073,212       100.0%

TOTAL                                 $5,073,212

* Original date per SAR agreement was Feb 12, 1999

                                                                      SCHEDULE B

ORIGINAL CASH VESTING SCHEDULE

                                        ORIGINAL
                                          CASH       ORIGINAL
                         PAYMENT         PAYMENT     CUMULATIVE       CUMULATIVE
                          DATES          SCHEDULE     PAYMENTS          VESTING
                         -------        ---------    ----------       ----------
SAR Payment             16-July-98     $1,828,029    $1,823,029          35.9%

SAR Payment             12-Feb-99        $598,292    $2,421,321          47.7%

Pref Optn Pmt           11-Jun-99        $643,861    $3,065,182          60.4%

SAR Payment             12-Feb-2000      $583,503    $3,648,685          71.9%

Pref Optn Pmt           11-Jun-2000      $346,877    $3,995,562          78.8%

Pref Optn Pmt           11-Jun-2001      $311,746    $4,307,308          84.9%

Pref Optn Pmt           11-Jun-2002      $279,584    $4,586,892          90.4%

Pref Optn Pmt           11-Jun-2003      $249,896    $4,836,788          95.3%

Pref Optn Pmt           11-Dec-2003      $236,424    $5,073,212         100.0%

TOTAL                                  $5,073,212

                                                                      SCHEDULE C

CHANGE OR CONTROL CASH VESTING SCHEDULE

                                       VESTING ON                    CUMULATIVE
           DATES                        EACH DATE                      VESTING

        16-July-98                         35.9%                        35.9%

         12-Feb-99                         11.8%                        47.7%

         11-Jun-99                         12.7%                        60.4%

        12-Feb-2000                        11.5%                        71.9%

        11-Jun-2000                         6.9%                        78.8%

        11-Jun-2001                         6.1%                        84.9%

        11-Jun-2002                         5.5%                        90.4%

        11-Jun-2003                         4.9%                        95.3%

        11-Dec-2003                         4.7%                         100%

                                          100.0%